Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Number 333-96687) of Pepco Holdings, Inc. of our report dated December 17, 2004 relating to the financial statements of the Potomac Electric Power Company Savings Plan for Non-Bargaining Unit, Non-Exempt Employees, which appears in this Form 11-K

PricewaterhouseCoopers LLP Washington, DC December 17, 2004
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